As filed with the United States Securities and Exchange Commission on April 11, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5

to FORM F-1 on

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YATRA ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

1101-03, 11th Floor, Tower-B,

Unitech Cyber Park,

Sector 39, Gurgaon, Haryana 122002,

India

0124 339 5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jocelyn M. Arel, Esq.
Michael J. Minahan, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570 1000
Fax: (617) 321-4344

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†                                         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 23, 2017, Yatra Online, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (File No. 333-215653) relating to the offer and sale of 6,300,000 ordinary shares of the Company (the “Securities”) held by the selling stockholders named therein (as amended, the “Prior Registration Statement”). The Prior Registration Statement was declared effective by the SEC on February 14, 2017 and subsequently amended by Post-Effective Amendment No. 1, filed with the SEC on June 8, 2017, Post-Effective Amendment No. 2 filed with the SEC on June 30, 2017, Post-Effective Amendment No. 3 filed with the SEC on August 14, 2017 and Post-Effective Amendment No. 4 filed with the SEC on December 19, 2017. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement contains a combined prospectus relating to the offer and sale of the Securities, which remain unsold under the Prior Registration Statement. Accordingly, this registration statement and the combined prospectus contained herein will constitute a post-effective amendment to the Prior Registration Statement. This post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement.  The registration of the Securities pursuant to this registration statement should not be construed as reflecting the present intention by any selling shareholder to sell the Securities.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 11, 2018

PROSPECTUS

6,300,000 Ordinary Shares

Yatra Online, Inc.

This prospectus relates to the resale of up to 6,300,000 of our ordinary shares, par value $0.0001 per share, which may be offered for sale from time to time by the selling shareholders named in this prospectus. We are an exempted company incorporated under the laws of the Cayman Islands. We are not selling any shares in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 18 of this prospectus for more information.

The ordinary shares, par value $0.0001 per share, are currently listed on the NASDAQ Stock Market (the “NASDAQ”) under the symbol “YTRA.” On April 10, 2018, the closing price for the ordinary shares on the NASDAQ was $7.03 per ordinary share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, will be subject to reduced public company reporting requirements.

Investing in our ordinary shares involves risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell up to 6,300,000 ordinary shares in one or more offerings. This prospectus provides you with a general description of the securities that our selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement, including the documents referred to in the section entitled “Incorporation by Reference,” together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, and in any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholders have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus, references to “U.S.,” the “United States” or “USA” are to the United States of America, its territories and its possessions. References to “India” are to the Republic of India. References to “$”, “US$”, “USD” and “U.S. dollars” are to the lawful currency of the United States of America, and references to “Rs.” “INR” and “rupee” each refer to the Indian rupee, the official currency of the Republic of India.

The data provided herein expressed in Indian rupees per U.S. dollar and are based on the noon buying rate in The City of New York for cable transfers of Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York. On April 6, 2018, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs. 64.95. We make no representation that the Indian Rupee amounts represent U.S. dollar amounts or have been, could have been or could be converted into US dollars at such rates or any other rates.

On December 16, 2016, we converted our preference shares into ordinary shares and effectuated a reverse 5.4242194-for-one share split of our ordinary shares as well as a 5.4242194-for-one adjustment with respect to the number of ordinary shares underlying our share options and a corresponding adjustment to the exercise prices of such options. Unless otherwise specifically stated or the context otherwise requires, all share information and per share data included in this prospectus prior to December 16, 2016 has been presented on a post-share split basis.

ii

PROSPECTUS SUMMARY

This summary provides a brief overview of key aspects of Yatra Online, Inc. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read carefully the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” for information about us, including our financial statements. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” “company” and “Yatra” refer to Yatra Online, Inc. and its consolidated subsidiaries.

Our Company

Yatra is a leading online travel company in India, addressing the needs of both leisure and business travelers. Founded by Dhruv Shringi, Manish Amin, and Sabina Chopra, we commenced operations with the launch of our website in August 2006. We believe Yatra is India’s largest independent corporate travel services provider and the second largest consumer online travel company in India (based on management’s analysis of publicly available information), with approximately 7.4 million travelers that have booked their travel through us as of December 31, 2017.

Leisure and business travelers use our mobile applications, our website, www.yatra.com, and our other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. We also provide access through our platform to hotels, homestays and other accommodations, holiday packages and other activities such as tours, sightseeing, shows, and events

Our business is based on a single technology platform that serves our customers through multiple mobile applications as well as our website. Our single platform approach provides us with a scalable, comprehensive and consistent user experience across each of our three go-to-market channels. We believe that this approach drives user familiarity with our service and encourages repeat use by our customers, which further enhances customer loyalty for our business. In addition, we operate our eCash loyalty program that enables travelers that book through our platform to accumulate and redeem points.

We are rapidly moving towards a “Mobile First” business and have experienced rapid user growth on our platform with mobile being the primary channel for customers to engage with us. To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India’s largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on its phones in connection with its launch of one of India’s largest 4G mobile networks.

India is one of the world’s largest and fastest growing economies, with a large middle class that is benefiting from increasing disposable income and a growing adoption of mobile Internet access.  In order to effectively grow our business and serve the various segments of India’s growing middle class, we operate through three go-to-market channels: B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). By using a common technology platform, we believe we are able to effectively target India’s educated urban consumers and have multiple points of contact for marketing additional services to existing customers.

•                  Our consumer, or B2C, offerings are provided directly to consumers through our apps and website.

•                  Our corporate, or B2E, offerings are provided to our customers through a self-booking tool as well as site support with staff for query handling and execution. Our portfolio of business customers includes leading organizations from India that employ approximately 4 million people.

•                  Our trade, or B2B2C, offerings address the needs of a large and fragmented market of travel agents providing access to over 19,000 registered agents across India, and particularly in smaller markets (which we refer to herein as Tier 2 and Tier 3 cities or markets) where Internet penetration has traditionally been lower and where cash payments are still the predominant form of travel purchasing.

We believe that our broad and diverse offerings provide us with considerable cross-selling opportunities across our go-to-market channels, each of which has experienced strong growth in gross bookings. Using our common technology platform, business customers, who are introduced to our platform through their employers, are able to explore and book their leisure travel, and our eCash program rewards and incentivizes them for doing so. We believe that these aspects of our platform and the high number of repeat visitors and repeat transactions provide us with a cost effective way to grow our business while providing a high quality service to our customers.

We are a Cayman Islands exempted company with operations primarily in India. We were incorporated as an exempted company with limited liability on December 15, 2005 and subsequently became a public company upon the consummation of the Business Combination, as described below. Our registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is located at 1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39, Gurgaon, Haryana 122002, India, and our telephone number at this office is (+91-124) 339-5500. Our principal website address is www.yatra.com and our other main website is www.travelguru.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.

In July 2016, we entered into a business combination (the “Business Combination”) with NASDAQ listed Terrapin 3, a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. Terrapin 3 raised INR 14,111 million in its IPO in July 2014. Subsequently Terrapin 3 was restructured by formation of TRTL parent and TRTL subsidiary (collectively referred to as “TRTL”). On December 16, 2016, the Business Combination was completed pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016 (the “Business Combination Agreement”), and consequently TRTL parent merged with and into us. Pursuant to the Business Combination Agreement, holders of shares of TRTL’s Class A common stock received ordinary shares of Yatra in exchange for their shares of TRTL’s Class A common stock on a one-for-one basis; holders of shares of TRTL’s Class F common stock received one of our Class F shares, which have no economic rights but have a voting right similar to that of ordinary shares, for each share of TRTL’s Class F common stock and each of TRTL’s outstanding warrants ceased to represent a right to acquire shares of TRTL’s Class A common stock and instead represents the right to acquire the same number of our ordinary shares, at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination.

On August 4, 2017, we, through our subsidiary, Yatra Online Private Limited, or Yatra Limited, acquired a majority of the outstanding shares of Air Travel Bureau Limited (“ATB”), pursuant to a share purchase agreement (the “ATB Purchase Agreement”) for an upfront payment of approximately INR 510 million. The acquisition of the balance of ATB’s outstanding shares is expected to occur in the second quarter of the 2018 calendar year, subject to other customary closing conditions. Based on the terms of the ATB Purchase Agreement and management estimates, we expect the total purchase price to be between INR 1,469 million to INR 1,796 million. The acquisition of the remaining ATB shares will be financed through a combination of cash and borrowings under our debt facility. ATB is India’s largest independent corporate travel services provider, with a diverse client base of over large and medium sized businesses across India.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our ordinary shares.

Shares Offered for Resale by Selling Shareholders	6,300,000 ordinary shares

Shares Outstanding	35,274,218 shares

Use of Proceeds

The selling shareholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Voting Rights	Holders of our ordinary shares are entitled to one vote per ordinary share at all shareholder meetings. See “Description of Share Capital.”

NASDAQ Trading Symbol	“YTRA.”

Risk Factors

Investing in our ordinary shares involves substantial risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

The number of shares outstanding is based on 28,980,273 of our ordinary shares outstanding as of December 31, 2017 and includes (i) 2,392,168 Class A non-voting shares issued and outstanding, (ii) 3,159,375 Class F shares issued and outstanding and (iii) 742,402 ordinary shares that may be issuable upon the swap of 152,484 ordinary shares of Yatra Online Private Limited, and excludes:

•                  17,537,958 ordinary shares issuable upon exercise or conversion of our warrants;

•                  1,844 ordinary shares allocated but not yet issued;

•                  862,431 options issued and outstanding to purchase our ordinary shares; and

•                  1,195,031 restricted shares issued and outstanding to purchase our ordinary shares.

Unless otherwise noted, all information in this prospectus assumes or reflects no exercise of warrants after December 31, 2017.

RISK FACTORS

An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, before you decide to purchase our ordinary shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•                  our future financial performance, including our revenue, cost of revenue, operating expenses and our ability to achieve and maintain profitability;

•                  our ability to generate positive cash flow and the sufficiency of our operating cash flow to meet our liquidity needs;

•                  our expectations regarding the development of our industry and the competitive environment in which we operate;

•                  our ability to realize the anticipated benefits of the Business Combination with Terrapin and the acquisition of ATB;

•                  our ability to increase the number of visits to our search platform and referrals to our advertisers;

•                  our ability to maintain and/or expand relationships with, and develop new relationships with, travel companies and travel research companies as well as online travel agents (OTAs);

•                  the growth in the usage of mobile devices and our ability to successfully monetize this usage;

•                  our ability to successfully implement our growth strategy;

•                  our ability to maintain and increase our brand awareness;

•                  our reliance on search engines, which may change their algorithms;

•                  the ability to adapt services to changes in technology or the marketplace;

•                  our ability to attract, train and retain executives and other qualified employees;

•                  increasing competition in the Indian travel industry;

•                  risks associated with online commerce security;

•                  geopolitical risk and changes in applicable laws and regulations;

•                  political and economic stability in and around India and other key travel destinations;

•                  litigation and regulatory enforcement risks;

•                  fluctuations in exchange rates between the Indian rupee and the U.S. dollar; and

•                  the risk that compliance with rules and requirements applicable to public companies, including fulfilling our obligations as a foreign private issuer, will be expensive and time consuming.

You are cautioned to consider these and any other factors that discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 20-F and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any ordinary shares by the selling shareholders.

The selling shareholders will receive all of the net proceeds from the sale of any ordinary shares offered by them under this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

The 6,300,000 ordinary shares offered by this prospectus are being registered on behalf of the selling shareholders named in this prospectus and may be sold from time to time following the effective date of the registration statement of which this prospectus is a part. The selling shareholders may offer to sell the ordinary shares being offered in this prospectus in negotiated transactions or otherwise at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

For more information on the sale of the ordinary shares by the selling shareholders, please see the section of this prospectus entitled “Plan of Distribution.”

CAPITALIZATION

The following table sets forth our total capitalization as of December 31, 2017. Because we will not be receiving any proceeds pursuant to the sale of any ordinary shares by the selling shareholders, our capitalization table is not adjusted to reflect such sales. You should read the information below together with the consolidated financial statements and related notes for the year ended March 31, 2017, included in our Annual Report on Form 20-F, filed with the Commission on June 30, 2017, and our Report on Form 6-K containing our results of operations and unaudited consolidated financial information for the three months ended December 31, 2017, filed with the Commission on January 30, 2018, each of which is incorporated by reference herein.

	As of December 31, 2017
	Actual
(Amounts in thousands)	INR	USD
Borrowings	1,289,007	20,194
Shareholder’s Equity:
Ordinary shares of par value of $0.0001 each, 500,000,000 shares authorized, 28,980,273 shares issued and outstanding; Class A Non-Voting Shares of par value $0.0001 each, 10,000,000 shares authorized, 2,392,168 shares issued and outstanding; Class F Shares of par value $0.0001 each, 3,159,375 shares issued and outstanding; Preference Shares of par value of $0.0001 each, 10,000,000 authorized, zero shares issued and outstanding,	657	10
Share premium	14,899,229	233,420
Treasury shares	(36,156)	(566)
Other capital reserve	760,687	11,917
Accumulated deficit	(15,642,248)	(245,061)
Foreign currency translation reserve	53,614	840
Total equity attributable to equity holders of the Company	35,783	560
Total non-controlling Interest	19,438	305
Total Equity	55,221	865
Total capitalization	1,344,228	21,059

The number of shares outstanding is based on 28,980,273 of our ordinary shares outstanding as of December 31, 2017 and includes (i) 2,392,168 Class A non-voting shares issued and outstanding, (ii) 3,159,375 Class F shares issued and outstanding and (iii) 742,402 ordinary shares that may be issuable upon the swap of 152,484 ordinary shares of Yatra Online Private Limited, and excludes:

•                  17,537,958 ordinary shares issuable upon exercise or conversion of our warrants;

•                  1,844 ordinary shares allocated but not yet issued;

•                  862,431 options issued and outstanding to purchase our ordinary shares; and

•                  1,195,031 restricted shares issued and outstanding to purchase our ordinary shares.

As of the date of this prospectus, there were following outstanding warrants which are shown as financial liabilities in our financial statements:

•                  warrants to purchase an aggregate of 17,337,500 ordinary shares. These warrants became exercisable after January 15, 2017 and will expire at 5:00 p.m., New York time, on the earlier to occur of: (x) December 16, 2021, (y) the liquidation of our company or (z) the redemption date, which shall be a date fixed by us in the event that we elect to redeem all of these warrants. The exercise price of these warrants will be $5.75 per half-share, or approximately $199,381,250 in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise.

•                  warrants to purchase an aggregate of 46,458 ordinary shares became exercisable after December 16, 2016 and will expire on July 24, 2023 at 6:00 p.m., Pacific time. The exercise price of these warrants will be $26.9058 per share, assuming none of the warrants are exercised through “cashless” exercise.

THE OFFER AND LISTING

Our ordinary shares trade on NASDAQ under the symbol “YTRA.” Our warrants trade on the OTCQX Best Market (the “OTCQX”) under the symbol “YTROF”. The following table shows the high and low sale prices per ordinary share and per warrant as reported on NASDAQ and the OTCQX, respectively, for the periods indicated.

	Ordinary Shares		Warrants
Period	High	Low	High	Low
Annual
2017	$12.85	$7.30	$1.94	$0.15
Quarterly (1)
First quarter 2017	$10.68	$7.71	$0.80	$0.15
Second quarter 2017	$11.39	$9.02	$1.63	$0.53
Third quarter 2017	$12.85	$9.50	$1.94	$1.50
Fourth quarter 2017	$11.71	$7.30	$1.70	$0.90
First quarter 2018	$8.19	$5.63	$1.15	$0.65
Month Ended
October 2017	$11.71	$8.42	$1.70	$1.23
November 2017	$9.34	$7.81	$1.44	$1.15
December 2017	$9.12	$7.30	$1.38	$0.90
January 2018	$7.71	$6.44	$1.00	$0.71
February 2018	$8.19	$6.52	$1.15	$0.65
March 2018	$7.97	$5.63	$1.03	$0.69
April 2018 (through April 10, 2018)	$7.44	$6.34	$0.90	$0.75

(1)           Annual and quarterly periods are presented on a calendar year basis.

On April 10, 2018, the last reported sale price for our ordinary shares on NASDAQ was $7.03 per share and the last reported sale price for our warrants on OTCQX was $0.90 per warrant. As of April 10, 2018, there were approximately 136 record holders of our ordinary shares and 5 record holders of our warrants. This does not include persons whose ordinary shares are in nominee or “street name” accounts through brokers.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability. Our affairs are governed by our Amended and Restated Memorandum and Articles of Association (“Articles of Association”), the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”), and other applicable laws of the Cayman Islands and any rules or regulations made thereunder. Our objects, as stated in our Articles of Association, are unrestricted and our Company has full power and authority to carry out any purpose not prohibited by the laws of the Cayman Islands. As of the date of this prospectus, our authorized share capital is $52,315.94, consisting of 500,000,000 ordinary shares of a par value of $0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value $0.0001 each, 3,159,375 Class F shares of a par value of $0.0001 each and 10,000,000 preference shares of a par value of $0.0001 each.

We have 28,980,273 ordinary shares, 2,392,168 Class A Non-Voting shares and 3,159,375 Class F shares issued and outstanding as of the date of this prospectus. Each issued ordinary share, Class A share and Class F share is fully paid.

The following are summaries of certain provisions of our Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The term “shareholders” as used in these summaries in relation to our company refers to persons whose names are entered into the register of members of our company as the current holder of one or more shares of our company. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Articles of Association and the Companies Law.

Ordinary Shares

General

All of our ordinary shares issued prior to the completion of this offering are fully paid, and all of our ordinary shares to be issued in this offering will be issued as fully paid. Share certificates representing our ordinary shares (to the extent any are issued) are not definitive evidence as to share ownership under the laws of the Cayman Islands; instead, it is the register of members which is prima facie evidence of the legal title to shares under Cayman Islands law. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Register of Members

We must keep a register of members in accordance with the Companies Law, and there shall be entered therein:

•                  the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•                  the date on which the name of any person was entered on the register as a member; and

•                  the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once the register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Transfer of Shares

Subject to the restrictions of our Articles of Association, the holders of ordinary shares may transfer all or any of their ordinary shares by an instrument of transfer, provided that such transfer complies with applicable rules of the SEC, federal and state securities laws of the United States and all other applicable laws and regulations. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the applicable stock exchange or in any other form approved by our board of directors. The transferor shall be deemed to remain the holder of such ordinary shares until the name of the transferee is entered in the register of members.

Redemption of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our Articles of Association. Under the Companies Law, the redemption or repurchase of any share may be paid out of a company’s profits or a share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares

All or any of the rights attached to any class of shares of our company (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Call on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Changes in Capital

We may from time to time by ordinary resolution:

•                  increase the share capital by such sum as the resolution prescribes;

•                  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•                  convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

•                  sub-divide our existing shares into shares of a smaller amount than that fixed by our Articles of Association or into shares without par value; and

•                  cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Law and our Articles of Association, our shareholders may by special resolution reduce our share capital and any capital redemption reserve.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

The Directors may call general meetings. For the avoidance of doubt, Members shall have no right to requisition a general meeting of the Company.

Merger and Consolidation

The Company shall, with the approval of a special resolution have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the directors may determine.

Voting Rights

At any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid ordinary share which such shareholder is registered as the holder. No person shall be entitled to vote at any general meeting unless such person is registered as a shareholder at the applicable record date for that meeting and all calls or other monies then due by such person in respect of such shares have been paid.

A quorum required for a general meeting consists of one or more shareholders who hold in aggregate a majority of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. No business shall be transacted at any general meeting unless a quorum is present.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting.

While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, it is not a concept that is generally accepted as a common practice in the Cayman Islands, and we have made no provisions in our Articles of Association to allow cumulative voting for such elections.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Companies Law to inspect or obtain copies of our list of shareholders or our corporate records.

Dividends

Subject to the preferences that may be applicable to any then issued and outstanding preference shares, holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and to our Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, and provided further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Liquidation Rights

On a winding up of our company, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Preference Shares

Our amended and restated memorandum and articles of association authorize the issuance of 10,000,000 preference shares, of a par value of $0.0001 each, with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control. As of the date of this prospectus, there are no outstanding preference shares.

Class A Shares

All of our Class A shares have identical rights to our ordinary shares, except holders of our Class A shares shall not (in respect of such Class A shares) have the right to receive notice of, attend or vote as a member at any general meeting, but may vote at a separate Class A shareholders’ meeting convened in accordance with our Articles of Association. Holders of our Class A shares shall hold such Class A shares subject to transfer restrictions imposed on the holder thereof pursuant to an agreement between such holder and our company. Pursuant to such agreement, when any Class A shares are transferred, the recipient will receive ordinary shares and the Class A shares so transferred will be cancelled. On October 10, 2017, 4,473,508 of our Class A shares were converted into 4,473,508 ordinary shares pursuant to a securities conversion agreement between us and the holder.

Class F Shares

Holders of our Class F shares shall (in respect of such Class F shares) have the right to receive notice of, attend at and vote as a member at any general meeting, but shall have no other rights in respect of such Class F shares. If holders of Terrapin’s Class F common stock exercise their right to exchange their shares of Terrapin’s Class F common stock, on a one-for-one basis, for our ordinary shares, for each share exchanged, one Class F share will be converted by us into 0.00001 of an ordinary share for each Class F share converted.

Commencing on November 16, 2017, holders of Terrapin’s Class F common stock will have the right to exchange any or all of their shares of Terrapin’s Class F common stock for ordinary shares of Yatra Online, Inc. (on a share for share basis) and, upon such exchange, an equal number of Class F shares held by the exchanging shareholder will be converted by us into 0.00001 of our ordinary share for each Class F share converted. The right to make such exchange will expire on December 16, 2021.

Investor Rights Agreement

On December 16, 2016, we entered into the Investor Rights Agreement, or the Investor Rights Agreement, with MIHI LLC, the Terrapin Sponsors and certain other Terrapin stockholders and Yatra shareholders who will own our ordinary shares upon consummation of the Business Combination. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file, after we become eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provides such shareholders with demand, “piggy-back” and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. Shareholders will be entitled to make one demand for registration of ordinary shares, except for certain Yatra shareholders will be entitled to make three demands.

Transfer Agent

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust.

SELLING SHAREHOLDERS

This prospectus covers the public resale of our ordinary shares owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by them. The selling shareholders, however, make no representations that the ordinary shares will be offered for sale. The table below presents information regarding the selling shareholders and the ordinary shares that each may offer and sell from time to time under this prospectus.

The following table sets forth:

•                  the name of each selling shareholder;

•                  the number of ordinary shares beneficially owned by each selling shareholder prior to the sale of the ordinary shares covered by this prospectus;

•                  the number of ordinary shares that may be offered by each selling shareholder pursuant to this prospectus;

•                  the number of ordinary shares to be beneficially owned by each selling shareholder following the sale of any ordinary shares covered by this prospectus; and

•                  the percentage of our issued and outstanding ordinary shares to be owned by each selling shareholder before and after the sale of the ordinary shares covered by this prospectus (based on 35,274,218 ordinary shares issued and outstanding as of December 31, 2017, assuming (i) the exchange of 100% of our outstanding Class F shares and 100% of our outstanding Class A shares for our ordinary shares and (ii) the swap of 152,484 ordinary shares of Yatra Online Private Limited for our ordinary shares).

All information with respect to ownership of our ordinary shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and, unless otherwise indicated, is as of December 29, 2016. Based on information supplied by the selling shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the ordinary shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our ordinary shares.

Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the ordinary shares covered by this prospectus, we cannot determine the number of such ordinary shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of ordinary shares that will be held by the selling shareholders upon termination of any particular offering or sale, if any. The selling shareholders make no representations, however, that they will sell, transfer or otherwise dispose any ordinary shares in any particular offering or sale. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling shareholders will sell all of the ordinary shares owned beneficially by them that are covered by this prospectus, but will not sell any other ordinary shares that they presently own.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to this Offering	Number of Ordinary Shares Offered for Resale Pursuant to this Offering	Percentage of Outstanding Shares Beneficially Owned Before Sale of Ordinary Shares	Number of Shares Beneficially Owned After Sale of Ordinary Shares	Percentage of Outstanding Shares Beneficially Owned After Sale of Ordinary Shares
MIHI LLC(1)	4,645,000	2,000,000	13.17%	2,645,000	7.50%
Fuh Hwa Oriental Fund(2)	2,300,000	2,300,000	6.52%	0	—
We Deserve Better, LLC(3)	158,500	158,500	*	0	—
Apple Orange LLC(4)	4,063,290	404,000	11.52%	3,659,290	10.37%

Argyle Investors LLC(5)	550,000	550,000	1.56%	0	—
Candlemaker Partners, LLLP(6)	327,000	327,000	*	0	—
Leight Family 1998 Irrevocable Trust(7)	1,107,500	557,500	3.14%	550,000	1.56%
Nathan Leight(8)	5,659,290	3,000	16.04%	3,828,946	10.85%

*                 Less than 1 percent.

(1)         Represents (i) 2,000,000 ordinary shares and (ii) warrants to purchase 2,645,000 ordinary shares which became exercisable as of January 15, 2017 and expire on December 16, 2021. We engaged Macquarie Capital (USA) Inc., a registered broker-dealer and affiliate of MIHI LLC, to act as our financial advisor in connection with the Business Combination. In addition, we agreed to engage Macquarie Capital (USA) Inc. to act as investment banker on certain potential future transactions until July 16, 2017. MIHI LLC has certified that it purchased the ordinary shares in the ordinary course of business and, at the time of the purchase of the ordinary shares, it had no agreements or understandings, directly or indirectly, with any person to distribute such ordinary shares. The business address of MIHI LLC is 125 West 55th Street, L-22, New York, New York 10019

(2)         Fuh Hwa Securities Investment Trust Co., Ltd., in its capacity as investment management company to the Fuh Hwa Oriental Fund and certain other mutual funds and managed accounts (directly or indirectly through its subsidiaries), may be deemed to beneficially own 2,834,265 ordinary shares, including the 2,300,000 ordinary shares owned by the Fuh Hwa Oriental Fund. The business address of Fuh Hwa Securities Investment Trust Co., Ltd. and Fuh Hwa Oriental Fund is 8F, No. 308, Bade Rd., Taipei 10492, Taiwan.

(3)         Nathan Leight, the chairman of Terrapin 3, is the sole managing member of We Deserve Better, LLC, and has voting and dispositive control over the 158,000 ordinary shares held by We Deserve Better, LLC. Mr. Leight may be deemed the beneficial owner of the securities held by We Deserve Better, LLC. Mr. Leight disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of We Deserve Better, LLC is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(4)         Represents (i) 395,000 ordinary shares and (ii) warrants to purchase 3,668,290 ordinary shares which are exercisable and expire on December 16, 2021.  Nathan Leight, the chairman of Terrapin 3, is the sole managing member of Apple Orange LLC and has sole voting and dispositive control over the securities held by Apple Orange LLC. Mr. Leight may be deemed the beneficial owner of the securities held by Apple Orange LLC. Mr. Leight disclaims beneficial ownership over any securities owned by Apple Orange LLC except to the extent of his pecuniary interest therein. The business address of Apple Orange LLC is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(5)         The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle Investors LLC. The spouse of Nathan Leight, the chairman of Terrapin 3, is the trustee of the Leight Family 1998 Irrevocable Trust and Mr. Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust. Mr. Leight may be deemed the beneficial owner of the securities held by Argyle Investors LLC. Each of Mr. Leight and The Leight Family 1998 Irrevocable Trust disclaims beneficial ownership of the securities held by Arglyle Investors LLC except to the extent of his or its pecuniary interests therein. The business address of Argyle Investors LLC is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(6)         Nathan Leight, the chairman of Terrapin 3, is the sole managing member of the general partner of Candlemaker Partners, LLC, which is the general partner of Candlemaker Partners LLLP and has sole voting and dispositive control over the 327,000 ordinary shares held by Candlemaker Partners, LLLP. Mr. Leight may be deemed the beneficial owner of the securities held by Candlemaker Partners, LLLP. Mr. Leight disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of Candlemaker Partners, LLLP is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(7)         Represents (i) 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust and (ii) 550,000 ordinary shares held by Argyle Investors LLC. The Leight Family 1998 Irrevocable Trust is the sole managing member of Argyle Investors LLC and has sole voting and dispositive control over the securities held by Argyle

Investors LLC. The spouse of Nathan Leight, the chairman of Terrapin 3, is the trustee of the Leight Family 1998 Irrevocable Trust and Mr. Leight’s children are the beneficiaries of the Leight Family 1998 Irrevocable Trust. Mr. Leight may be deemed the beneficial owner of the securities held by The Leight Family 1998 Irrevocable Trust. Each of Mr. Leight and The Leight Family 1998 Irrevocable Trust disclaims beneficial ownership of the securities held by the Leight Family 1998 Irrevocable Trust except to the extent of their respective pecuniary interests therein. The business address of the Leight Family 1998 Irrevocable Trust is 1330 Avenue of the Americas, Suite 23A, New York, New York 10019.

(8)         Represents (i) 395,000 ordinary shares held by Apple Orange LLC; (ii) warrants to purchase 3,668,290 ordinary shares, which are exercisable and expire on December 16, 2021; (iii) 557,500 ordinary shares held by the Leight Family 1998 Irrevocable Trust; (iv) 550,000 ordinary shares held by Argyle Investors LLC; (v) 327,000 ordinary shares held by Candlemaker Partners LLLP; (vi) 158,500 ordinary shares held by We Deserve Better, LLC; and (vii) 3,000 ordinary shares held directly by Nathan Leight. Mr. Leight has sole voting and dispositive power with respect to 3,000 ordinary shares held directly by him and shared voting and dispositive power with respect to 5,659,290 ordinary shares. Mr. Leight may be deemed to be the beneficial owner of the following securities: (i) as the sole managing member of Apple Orange LLC, 395,000 ordinary shares; (ii) as the sole managing member of We Deserve Better, LLC, 158,500 ordinary shares; (iii) as the sole managing member of the general partner of Candlemaker Partners, LLLP, 327,000 ordinary shares; (iv) as the spouse of Elizabeth Leight, who is the trustee of the Leight Family 1998 Irrevocable Trust, 557,500 ordinary shares; and (v) as the spouse of Elizabeth Leight, who is the trustee of the Leight Family 1998 Irrevocable Trust, which is the sole managing member of Argyle Investors, LLC, 550,000 ordinary shares. Mr. Leight disclaims beneficial ownership over any such securities except to the extent of his respective pecuniary interest therein.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the ordinary shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its ordinary shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of ordinary shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their ordinary shares or interests therein, the selling shareholders may enter into derivative transactions with broker-dealers or other financial institutions or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer or other financial institution or third party may use securities pledged by the applicable selling shareholder or borrowed from such selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from such selling shareholder in settlement of those derivative transactions to close out any related open borrowings of ordinary shares. The selling shareholders may also sell their ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers or other financial institutions that in turn may sell these securities.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our ordinary shares by our selling shareholders. With the exception of the SEC registration fee, all amounts are estimates.

	USD		INR
SEC registration fee	7,002.33	(1)	454,801.33	(1)(2)
Legal fees and expenses	80,000		5,196,000
Accounting fees and expenses	5,100		331,245
Printing expenses	25,000		1,623,750
Miscellaneous expenses	1,000		64,950
Total	118,102.33		7,670,746.33

(1)                                 Previously paid in connection with the filing of the Prior Registration Statement on Form F-1.

(2)                                 Conversion of USD into INR was made using an exchange rate of 1 USD = 64.95 INR, the noon buying rate of the Federal Reserve Bank of New York as of April 6, 2018.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court) has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon by Maples and Calder, Cayman Islands. We have been advised on U.S. securities matters by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Yatra Online, Inc. appearing in Yatra Online, Inc.’s Annual Report (Form 20-F) for the year ended March 31, 2017, have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the ordinary shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, and other information, including material information furnished on Form 6-K, with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

You may inspect and copy reports and other information filed or furnished with the SEC, including this registration statement and its exhibits and schedules, at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•                  our Annual Report on Form 20-F for the fiscal year ended March 31, 2017 filed with the SEC on June 30, 2017;

•                  our Reports on Form 6-K furnished to the SEC on July 24, 2017, August 7, 2017, October 16, 2017, November 14, 2017, December 13, 2017, January 30, 2017, February 22, 2018 and March 28, 2018; and

•                  the description of our ordinary shares as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 15, 2016.

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

1101 03, 11th Floor, Tower B,

Unitech Cyber Park,

Sector 39, Gurgaon, Haryana 122002,

India
Attention: Darpan Batra
0124 339 5500

6,300,000 Ordinary Shares

PROSPECTUS

, 2018

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant’s amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.  Exhibits.

(a)                                 Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

(b)                                 Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 10.  Undertakings.

(a) The undersigned hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)          The undersigned hereby undertakes:

(1)     That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
4.1

Warrant Agreement, dated July 16, 2014, between Terrapin 3 Acquisition Corporation (n/k/a Yatra USA Corp.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form F-1/A filed on February 9, 2017).

4.2

Assignment, Assumption and Amendment Agreement, dated December 16, 2016, among the Registrant, Terrapin 3 Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Form F-1/A filed on February 9, 2017).

4.3		Form of Subscription Agreement between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Form F-4/A filed on November 21, 2016).
4.4

Subscriber Agreement between Yatra Online Private Limited and InterGlobe Technologies Inc., dated December 19, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form F-4/A filed on November 15, 2016).

4.5

Warrant Subscription Agreement between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., dated June 20, 2011 (incorporated by reference to Exhibit 10.5 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.6

Amendment, dated October 7, 2015, between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., to the Warrant Subscription Agreement between the Registrant, Yatra Online Private Limited, THCL Travel Holding Cyprus Limited and Bennett Coleman & Co. Ltd., dated June 20, 2011 (incorporated by reference to Exhibit 10.6 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.7

Amended and Restated Business Combination Agreement among the Registrant, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, dated September 28, 2016 (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registrant’s Form F-4/A filed on November 21, 2016).

4.8

Letter Agreement, dated September 27, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Form F-4/A filed on November 15, 2016).

4.9

Repurchase Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, E-18 Limited, Capital18 Fincap Private Limited, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP and Vertex Asia Fund Pte. Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.10

Dividend Support Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.11		Share Subscription Cum Shareholders Agreement, dated April 29, 2015, among Yatra Online

Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.20 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.12

Letter Agreement, dated September 27, 2016, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.21 to the Registrant’s Form F-4/A filed on November 21, 2016).

4.13

Exchange and Support Agreement, dated December 16, 2016, by and among the Registrant, Yatra USA Corp. and the holders of Class F Common Stock party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K filed on December 22, 2016).

4.14

Forward Purchase Contract Amendment, dated as of December 16, 2016, among the Registrant, MIHI LLC and Yatra USA Corp. (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 6-K filed on December 22, 2016).

4.15

Letter Agreement, dated as of December 16, 2016, by and among the Registrant, Yatra USA Corp., MIHI LLC, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC, Jonathan Kagan, George Brokaw and Victor Mendelson (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 6-K filed on December 22, 2016).

5.1	**	Opinion of Maples and Calder.
23.1	***	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.
23.3	**	Consent of Maples and Calder (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on signature page to the original filing of this Registration Statement on Form F-1).

*      To be filed, if necessary, by amendment, or as an exhibit to a Report on Form 6-K and incorporated herein by reference.

**   Previously filed.

*** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 5 to Form F-1 on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on April 11, 2018.

YATRA ONLINE, INC.

By:	/s/ Dhruv Shringi
Name: Dhruv Shringi
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to Form F-1 on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Dhruv Shringi	Chief Executive Officer and Director	April 11, 2018
	Dhruv Shringi	(Principal Executive Officer)

	/s/ Alok Vaish	Chief Financial Officer	April 11, 2018
	Alok Vaish	(Principal Financial and Accounting Officer)

	*	Director	April 11, 2018
Sudhir Kumar Sethi

	*	Director	April 11, 2018
Sanjay Arora

	*	Director	April 11, 2018
Murlidhara Lakshmikantha Kadaba

Director
Sean Aggarwal

	*	Authorized Representative in the United States	April 11, 2018
Managing Director
Puglisi & Associates

*By:	/s/ Dhruv Shringi		April 11, 2018
Dhruv Shringi
As Attorney-in-Fact